Exhibit 99.1

News Announcement	For Immediate Release

Nexstar Broadcasting Group Reports 2005 Third Quarter Results

Irving, TX – November 2, 2005—Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported financial results for the third quarter ended September 30, 2005.

Summary 2005 Third Quarter Highlights:

Reported total net revenue for the 2005 third quarter was $54.0 million, a decrease of 9.9% from net revenue of $59.9 million in the 2004 third quarter. Nexstar’s guidance, issued on August 2, 2005, was for total net revenue in the 2005 third quarter of approximately $52.0 to $53.0 million.

The following table summarizes reported highlights for the three-month period ended September 30, 2005:

(dollars and shares in millions, except per share data)	Three Months Ended September 30,
	2005	2004	Change
Gross local and national advertising revenue, excluding political	$53.5	$54.5	(1.8)%
Gross political advertising revenue	$0.2	$6.1	(96.7)%
Total gross advertising revenue	$53.7	$60.6	(11.4)%
Total net revenue (1)	$54.0	$59.9	(9.9)%
Station direct operating expenses, SG&A expenses and cash program payments	$32.9	$32.4	1.5%
Broadcast cash flow (2)	$16.7	$22.7	(26.4)%
Corporate expenses	$2.8	$2.6	7.7%
Adjusted EBITDA (2)	$13.8	$20.0	(31.0)%
Loss on extinguishment of debt	$—	$(1.9)	—
Net loss attributable to common shareholders	$(8.9)	$(5.7)	(56.1)%
Diluted net loss per share attributable to common shareholders	$(0.31)	$(0.20)	(55.0)%
Weighted basic and diluted shares outstanding	28.4	28.4	—
Free cash flow (2)	$1.9	$5.7	(66.7)%

(1)	Total net revenue is the sum of total gross advertising revenue, network compensation, trade and barter revenue, and other sources of revenue, less national rep and agency commissions.
(2)	“Broadcast cash flow”, “adjusted EBITDA” and “free cash flow” are non-GAAP financial measures. For a definition of these measures and reconciliation to GAAP financial results, please see the “Definitions and Disclosure Regarding non-GAAP Financial Information” section and supplemental reconciliation tables at the end of this release.

Summary Pro Forma Highlights:

Pro forma results reflect the completed acquisitions of certain television stations as if they had occurred on January 1, 2004. The following table summarizes pro forma highlights for the three-month period ended September 30, 2005:

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Nexstar Broadcasting Group Q3 2005 Results, 11/2/05	page 2

Summary 2005 Pro Forma Highlights: (1)	Three Months Ended September 30,
(dollars in millions)	2005 (2)	2004	Change
Total net revenue	$54.0	$61.3	(11.9)%
Station direct operating expenses, SG&A expenses and cash program payments	$32.9	$33.6	(2.1)%

(1)	“Pro forma” is a non-GAAP financial measure. For a more complete definition of “pro forma” and reconciliation of these results to GAAP financial results, please see the “Definitions and Disclosure Regarding non-GAAP Financial Information” section and supplemental reconciliation tables at the end of this release.
(2)	There are no pro forma adjustments presented for the three months ended September 30, 2005 as there were no acquisitions or dispositions completed during the period.

CEO Comment

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “In the third quarter, Nexstar performed slightly ahead of its net revenue guidance, despite the challenging advertising environment, which included continued weakness in the automotive category and the absence of Olympic related advertising on our NBC affiliates. We partially offset these negative industry trends by attracting new advertisers to our stations and increasing the amount of project revenue that our stations generate. Year-over-year quarterly revenue comparisons also reflect the absence of approximately $6.1 million of revenue related to political advertising.

“We continue to reposition the Company for a return to growth in 2006 by pre-selling advertising in advance of the Winter Olympics, expanding project revenue programs, and launching additional local news broadcasts in several of our markets.

“We are also making progress in retransmission consent negotiations across our markets. Last month, we completed a retransmission consent agreement with Cox Communications, one of the cable industry’s largest operators, spanning a combined 21 stations across 12 markets. Although the confidentiality provisions limit Nexstar and Cox from discussing publicly the financial aspects of this agreement, we are pleased to have reached an economic agreement that is acceptable to both parties. We look forward to announcing additional agreements in the periods ahead.”

Additional Expense Detail on Reported 2005 Third Quarter Results

Depreciation and amortization was $10.6 million in the third quarter of 2005, compared to $10.4 million in the third quarter of 2004. The higher depreciation and amortization expense for the third quarter of 2005 is primarily the result of the amortization of intangible assets from newly acquired television station WTVO, partially offset by assets at certain stations becoming fully amortized.

Interest expense in the third quarter of 2005 was $11.4 million, compared to $13.1 million for the same period in 2004. The decrease is primarily attributed to the April 2005 redemption of all $160.0 million in aggregate principal amount of our outstanding 12% Senior Subordinated Notes due April 1, 2008, partially offset by the April 2005 issuance of the $75.0 million in the aggregate principal amount of 7% Senior Subordinated Notes due 2014, higher interest rates and a greater amount of debt outstanding incurred in 2005 under our and Mission Broadcasting Inc.’s senior credit facilities.

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Nexstar Broadcasting Group Q3 2005 Results, 11/2/05	page 3

Capital expenditures in the third quarter of 2005 were $3.5 million, compared to $3.3 million in the third quarter of 2004. Cash interest for the third quarter of 2005 was $8.4 million, compared to $10.3 million for the same period in 2004. Cash interest excludes non-cash interest related to amortization of debt financing costs and accretion of the discount on Nexstar’s 11.375% senior discount notes and 7% senior subordinated notes.

Liquidity and Cash Flow

Free cash flow for the 2005 third quarter was $1.9 million, compared to $5.7 million in the year-ago quarter. The decrease in free cash flow for the 2005 third quarter is primarily due to a decline in political advertising revenue compared to the year-ago third quarter.

At September 30, 2005, the Company’s total debt, which reflects a repayment of $6.5 million under Nexstar’s credit facility, was approximately $644.5 million and cash balances were $5.8 million. Nexstar Broadcasting, Inc., a subsidiary of the Company, and Mission Broadcasting, Inc., are borrowers under senior secured credit facilities. As defined per the credit agreement, consolidated total debt was $540.2 million at September 30, 2005, net of cash on hand, which resulted in a leverage ratio as defined per the credit agreement of 7.4x, compared to a permitted leverage covenant of 7.5x under the new credit facilities. Covenants under the credit facilities exclude Nexstar Finance Holdings, Inc.’s 11.375% notes, which have accreted to $98.5 million as of September 30, 2005.

Amended Credit Facility

Subsequent to the close of the quarter, Nexstar Broadcasting, Inc., an indirect operating subsidiary of Nexstar, and Mission Broadcasting, Inc., borrowers under the senior secured credit facilities, successfully amended the facilities to adjust certain financial covenants under the agreements. Pursuant to the amendments, the maximum consolidated total and senior leverage ratios (as defined per the credit agreements) for Nexstar and Mission were adjusted to 8.5x and 5.5x times, respectively, with quarterly reductions starting in the period commencing January 1, 2006. As of September 30, 2005, Nexstar had $175.8 million outstanding under its facility, while Mission had $172.7 million outstanding under its facility.

Retransmission Consent Agreement with Cox Communications

On October 20, 2005, Cox Communications, Inc., Nexstar Broadcasting Group, Inc. and Mission Broadcasting, Inc. signed a retransmission consent agreement for analog and digital carriage rights. The agreement covers 12 Nexstar stations and 9 Mission stations serving the following Designated Market Areas: Abilene-Sweetwater, San Angelo, Lubbock, Amarillo, Odessa-Midland and Beaumont-Port Arthur, TX; Shreveport, LA.; Fort Smith, Little Rock and Monroe-El Dorado, AR; Springfield and Joplin, MO and Pittsburg, KS. Pursuant to the new agreement, all affected Nexstar and Mission stations have returned to their respective cable systems.

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Nexstar Broadcasting Group Q3 2005 Results, 11/2/05	page 4

Summary 2005 Fourth-Quarter Outlook

Nexstar issued the following outlook for the three- and twelve-month periods ending December 31, 2005:

2005 Fourth Quarter Estimates (in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005 Estimate	2004 Actual	Approximate Change	2005 Estimate	2004 Actual	Approximate Change
Gross local and national advertising revenue, excluding political	$58.0 -59.0	$57.7	0.5 -2.3%	$219.3 – 220.3	$219.7	(0.2) - 0.3%
Gross political advertising revenue	$0.4 - 0.5	$12.9	(96.9) -(96.1)%	$1.8 – 1.9	$26.7	(93.3) –(92.9)%
Total gross advertising revenue	$58.4 -59.5	$70.6	(17.3) -(15.7)%	$221.1 – 222.2	$246.4	(10.3) – (9.8)%
Total net revenue	$58.0 -59.0	$70.5	(17.7) -(16.3)%	$222.5 – 223.5	$245.7	(9.4) – (9.0)%
Station direct operating expenses, SG&A expenses and cash program payments	$34.2 -34.7	$34.3	(0.3) - 1.2%	$131.0 – 131.5	$129.7	1.0 – 1.4%

The Company’s financial outlook for the fourth quarter ending December 31, 2005 assumes there will be no new acquisitions or local service agreements entered into during the period. The outlook is subject to, and could be affected by: economic developments, regulatory developments, the timing of any investments, dispositions or other transactions, and major news events, among other circumstances. Reference is made to the “Safe Harbor” statement regarding forward-looking comments at the end of this press release. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

Third-Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question and answer session. A live audio webcast of the call will be accessible to the public on the Company’s web site, www.nexstar.tv. A recording of the webcast will subsequently be archived on the site. The dial in number for the audio conference call is

800-967-7141, (719-457-2630 for international callers); no access code is needed. A replay of the call will be available through November 9, 2005 by dialing 888-203-1112, (719-457-0820 for international callers), and entering access code 1346445.

Definitions and Disclosures Regarding non-GAAP Financial Information

Broadcast cash flow is calculated as operating income plus corporate expenses plus depreciation and amortization of intangible assets and broadcast rights (excluding barter) plus other non-recurring items minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation and amortization of intangible assets and broadcast rights (excluding barter), less payments for broadcast rights, cash interest expense, capital expenditures and net cash taxes.

Pro forma results reflect the completed acquisitions of certain television stations, as if they had occurred on January 1, 2004. Pro Forma results for the three-month period ended September 30, 2004 includes the acquisition of WTVO in Rockford, IL, by Mission Broadcasting, Inc., Nexstar’s broadcasting associate, which Mission began providing services to in November 2004. Pro forma results for the nine-month period ended September 30, 2004 includes WTVO, as well as Mission’s acquisition of WUTR in Utica, NY, which Mission completed in April 2004 and Nexstar’s acquisition of KLST in San Angelo, TX, which Nexstar began operating under a TBA in June 2004.

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Nexstar Broadcasting Group Q3 2005 Results, 11/2/05	page 5

Broadcast cash flow, adjusted EBITDA, free cash flow and Pro Forma results are non-GAAP financial measures. Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business. For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group owns, operates, programs or provides sales and other services to 47 television stations in 27 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama and New York. The Company’s television station group includes affiliates of NBC, CBS, ABC, Fox and UPN, and reaches approximately 7.0% of all U.S. television households. The following is a list of Nexstar’s owned properties, as well as those with which it has local service agreements:

Market Rank(1)	Market	Station	Affiliation	Status (2)

8	Washington, DC/Hagerstown, MD(3)	WHAG	NBC	O&O
54	Wilkes Barre-Scranton, PA	WBRE	NBC	O&O
		WYOU	CBS	LSA
57	Little Rock-Pine Bluff, AR	KARK	NBC	O&O
77	Springfield, MO	KOLR	CBS	LSA
		KSFX(4)	Fox	O&O
79	Rochester, NY	WROC	CBS	O&O
		WUHF	Fox	LSA
81	Shreveport, LA	KTAL	NBC	O&O
82	Champaign-Springfield-Decatur, IL	WCIA	CBS	O&O
		WCFN	UPN	O&O
100	Evansville, IN	WTVW	Fox	O&O
104	Ft. Smith – Fayetteville – Springdale – Rogers, AR	KFTA/ KNWA	NBC	O&O
106	Ft. Wayne, IN	WFFT	Fox	O&O
117	Peoria-Bloomington, IL	WMBD	CBS	O&O
		WYZZ	Fox	LSA
131	Amarillo, TX	KAMR	NBC	O&O
		KCIT	Fox	LSA
		KCPN-LP	—	LSA
133	Rockford, IL	WQRF WTVO	Fox ABC	O&O LSA
135	Monroe, LA-El Dorado, AR	KARD	Fox	O&O
140	Beaumont-Port Arthur, TX	KBTV	NBC	O&O
142	Erie, PA	WJET	ABC	O&O
		WFXP	Fox	LSA
144	Wichita Falls, TX- Lawton, OK	KFDX	NBC	O&O
		KJTL	Fox	LSA
		KJBO-LP	UPN	LSA
145	Joplin, MO-Pittsburg, KS	KSNF	NBC	O&O
		KODE	ABC	LSA
146	Lubbock, TX	KLBK	CBS	O&O
		KAMC	ABC	LSA
150	Terre Haute, IN	WTWO WFXW(5)	NBC Fox	O&O LSA
159	Odessa-Midland, TX	KMID	ABC	O&O
164	Abilene-Sweetwater, TX	KTAB	CBS	O&O
		KRBC	NBC	LSA

Nexstar Broadcasting Group Q3 2005 Results, 11/2/05	page 6

166	Utica, NY	WUTR	ABC	LSA
		WFXV	Fox	O&O
		WPNY-LP	UPN	O&O
171	Billings, MT	KSVI	ABC	O&O
		KHMT	Fox	LSA
172	Dothan, AL	WDHN	ABC	O&O
197	San Angelo, TX	KSAN KLST	NBC CBS	LSA O&O
201	St. Joseph, MO	KQTV	ABC	O&O

(1)	Market rank refers to ranking the size of the Designated Market Area (“DMA”), in which the station is located in relation to other DMAs. Source: Nielsen Media Research Local Universe Estimates.
(2)	O&O refers to stations that Nexstar owns and operates. LSA, or local service agreement, is the general term we use to refer to a contract under which we provide services to a station owned and/or operated by an independent third party. Local service agreements include time brokerage agreements, shared services agreements, joint sales agreements, and outsourcing agreements.
(3)	Although WHAG is located within the Washington, DC DMA, its signal does not reach the entire Washington, DC metropolitan area. WHAG serves the Hagerstown, MD sub-market within the DMA.
(4)	Effective January 17, 2005, KDEB changed its call letters to KSFX.
(5)	Effective June 1, 2005, WBAK changed its call letters to WFXW.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:

G. Robert Thompson	Stewart Lewack, Joseph Jaffoni
Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	(212) 835-8500 or nxst@jcir.com

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Nexstar Broadcasting Group Q3 2005 Results, 11/2/05	page 7

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Revenue (excluding trade and barter)	$56,767	$63,948	$172,191	$185,634
Less: commissions	(7,387)	(8,571)	(22,383)	(24,821)

Net broadcast revenue (excluding trade and barter)	49,380	55,377	149,808	160,813
Trade and barter revenue	4,585	4,507	14,720	14,464

Total net revenue	53,965	59,884	164,528	175,277

Operating expenses:
Station direct operating expenses, net of trade (exclusive of depreciation and amortization shown separately below)	15,298	14,832	44,789	43,323
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	15,285	15,121	44,664	44,171
Merger related expenses		—	—	456
Loss on property held for sale	—	—	616	—
Loss (gain) on asset disposal (including deferred gain recognition), net	(2)	(109)	29	(185)
Time brokerage agreement expenses	—	157	8	510
Trade and barter expense	4,378	4,807	14,313	14,378
Corporate expenses	2,844	2,620	7,971	6,861
Amortization of broadcast rights, excluding barter	2,668	3,172	7,649	8,831
Amortization of intangible assets	6,630	6,308	20,039	20,197
Depreciation	3,996	4,107	12,746	13,438

Total operating expenses	51,097	51,015	152,824	151,980

Income from operations	2,868	8,869	11,704	23,297
Interest expense, including amortization of debt financing costs	(11,364)	(13,132)	(35,332)	(39,005)
Loss on extinguishment of debt	—	(1,880)	(15,715)	(8,704)
Interest income	61	29	144	62
Other income (expenses), net	424	753	376	4,383

Loss before income taxes	(8,011)	(5,361)	(38,823)	(19,967)
Income tax expense	(876)	(924)	(3,800)	(2,837)

Loss before minority interest in consolidated entity	(8,887)	(6,285)	(42,623)	(22,804)
Minority interest in consolidated entity	—	583	—	1,563

Net loss attributable to common shareholders	$(8,887)	$(5,702)	$(42,623)	$(21,241)

Basic and diluted net loss per share:
Net loss attributable to common shareholders	$(0.31)	$(0.20)	$(1.50)	$(0.75)
Weighted average number of shares outstanding:
Basic and diluted	28,363	28,363	28,363	28,363

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Nexstar Broadcasting Group Q3 2005 Results, 11/2/05	page 8

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Broadcast Cash Flow/Adjusted EBITDA (Non-GAAP Measures)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Income from operations	$2,868	$8,869	$11,704	$23,297
Add:
Depreciation	3,996	4,107	12,746	13,438
Amortization of intangible assets	6,630	6,308	20,039	20,197
Amortization of broadcast rights, excluding barter	2,668	3,172	7,649	8,831
Merger and related expenses	—	—	—	456
Loss on property held for sale	—	—	616	—
Loss (gain) on asset disposal (including deferred gain recognition), net	(2)	(109)	29	(185)
Time brokerage agreement expenses	—	157	8	510
Corporate expenses	2,844	2,620	7,971	6,861
Program buyouts	—	—	—	55
Less:
Payments for broadcast rights	2,323	2,467	7,320	7,898

Broadcast cash flow	$16,681	$22,657	$53,442	$65,562
Less:
Corporate expenses	2,844	2,620	7,971	6,861

Adjusted EBITDA	$13,837	$20,037	$45,471	$58,701

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Free Cash Flow (Non-GAAP Measure)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Income from operations	$2,868	$8,869	$11,704	$23,297
Add:
Depreciation .	3,996	4,107	12,746	13,438
Amortization of intangible assets	6,630	6,308	20,039	20,197
Amortization of broadcast rights, excluding barter	2,668	3,172	7,649	8,831
Loss on property held for sale	—	—	616	—
Loss (gain) on asset disposal (including deferred gain recognition), net	(2)	(109)	29	(185)
Less:
Payments for broadcast rights	2,323	2,467	7,320	7,898
Cash interest expense	8,360	10,328	26,374	30,397
Capital expenditures	3,539	3,298	10,644	7,370
Cash taxes, net of refunds	53	597	168	789

Free Cash Flow	$1,885	$5,657	$8,277	$19,124

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Nexstar Broadcasting Group Q3 2005 Results, 11/2/05	page 9

Nexstar Broadcasting Group, Inc.

Reconciliation of Historical GAAP and ProForma Results (unaudited) (dollars in thousands)

	Q1 2004 GAAP	Adjustments	Q1 2004 Pro Forma	Q2 2004 GAAP	Adjustments	Q2 2004 Pro Forma
Revenue
Local	$33,849	$1,737	$35,586	$39,065	$1,572	$40,637
National	16,075	724	16,799	18,486	583	19,069
Political	3,383	187	3,570	4,293	6	4,299
Network Compensation	2,078	209	2,287	2,150	189	2,339
Other	1,042	64	1,106	1,265	54	1,319

Gross Revenue	56,427	2,921	59,348	65,259	2,404	67,663
National Rep and Agency Commissions	7,459	420	7,879	8,791	339	9,130

Net Broadcast Revenue	48,968	2,501	51,469	56,468	2,065	58,533
Trade and Barter Revenue	5,268	55	5,323	4,689	28	4,717

Total Net Revenue	54,236	2,556	56,792	61,157	2,093	63,250
Station Direct Operating expenses, net of trade	14,307	1,109	15,416	14,184	767	14,951
Selling, General and Administrative expenses	14,458	1,151	15,609	14,592	831	15,423
Corporate Overhead	2,036	—	2,036	2,205	—	2,205
Merger and time brokerage agreement expenses	681	—	681	128	—	128
Loss (gain) on asset disposal (including deferred gain recognition), net	(98)	—	(98)	22	—	22
Trade and barter expense	5,049	66	5,115	4,522	28	4,550
Depreciation and amortization	12,043	273	12,316	11,177	200	11,377
Amortization of Broadcast rights, excluding barter	3,003	185	3,188	2,656	113	2,769

Total operating expenses	51,479	2,784	54,263	49,486	1,939	51,425
Income (loss) from operations	2,757	(228)	2,529	11,671	154	11,825
Supplemental information:
Broadcast film payments	2,782	185	2,967	2,649	113	2,762

	Q3 2004 GAAP	Adjustments	Q3 2004 Pro Forma	Q4 2004 GAAP	Adjustments	Q4 2004 Pro Forma
Revenue
Local	$36,876	$1,089	$37,965	$39,856	$415	$40,271
National	17,627	267	17,894	17,855	106	17,961
Political	6,052	27	6,079	12,938	48	12,986
Network Compensation	2,181	186	2,367	2,098	39	2,137
Other	1,212	19	1,231	1,283	7	1,290

Gross Revenue	63,948	1,588	65,536	74,030	615	74,645
National Rep and Agency Commissions	8,571	215	8,786	10,184	87	10,271

Net Broadcast Revenue	55,377	1,373	56,750	63,846	528	64,374
Trade and Barter Revenue	4,507	13	4,520	6,617	4	6,621

Total Net Revenue	59,884	1,386	61,270	70,463	532	70,995
Station Direct Operating expenses, net of trade	14,832	563	15,395	15,102	205	15,307
Selling, General and Administrative expenses	15,121	593	15,714	16,555	217	16,772
Corporate Overhead	2,620	—	2,620	4,080	—	4,080
Time brokerage agreement expenses	157	—	157	143	—	143
Loss (gain) on asset disposal (including deferred gain recognition), net	(109)	—	(109)	331	—	331
Trade and barter expense	4,807	16	4,823	6,587	3	6,590
Depreciation and amortization	10,415	146	10,561	10,777	58	10,835
Amortization of Broadcast rights, excluding barter	3,172	69	3,241	2,626	21	2,647

Total operating expenses	51,015	1,387	52,402	56,201	504	56,705
Income (loss) from operations	8,869	(1)	8,868	14,262	28	14,290
Supplemental information:
Broadcast film payments	2,467	69	2,536	2,622	20	2,642

Note: Adjustments in the 2004 first quarter reflect contributions from KLST, which Nexstar began operating under a TBA in June 2004, WUTR, which Mission began operating in April 2004 after completing its acquisition of the station, and WTVO, which Mission began operating under a TBA in November 2004. Adjustments in the 2004 second quarter reflect contributions from KLST in April and May 2004 and WTVO for the entire quarter. Adjustments in the 2004 third quarter reflect contributions from WTVO for the entire quarter. Adjustments in the 2004 fourth quarter reflect contributions from WTVO in October 2004.

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